SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2016

LYONDELLBASELL INDUSTRIES N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney St., Suite 300 Houston, Texas USA 77010	4th Floor, One Vine Street London The United Kingdom W1J 0AH	Delftseplein 27E 3013 AA Rotterdam The Netherlands
(Addresses of principal executive offices)

(713) 309-7200	+44 (0)20 7016 9527	+31 (0)10 275 5500

(Registrant’s telephone numbers, including area codes)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 3, 2016 (the “Effective Date”), the term of our existing $2.0 billion Amended and Restated Credit Agreement, dated June 5, 2014, among LyondellBasell Industries N.V. (the “Company”) and LYB Americas Finance Company, a wholly owned subsidiary of the Company, Bank of America, N.A., as Administrative Agent, and the lenders party thereto (the “Credit Agreement”), was extended for one year until June 5, 2021 pursuant to a Consent Agreement (the “Consent Agreement”) among the parties to the Credit Agreement. Also on the Effective Date, the Company and LYB Americas Finance Company, as Borrowers, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Citibank, N.A. and Deutsche Bank Securities Inc., as Syndication Agents and the other parties thereto, entered into Amendment No. 1 (the “Amendment”) to the Credit Agreement which increased the facility size from $2.0 billion to $2.5 billion. All other material terms of the Credit Agreement remain unchanged.

The descriptions above are summaries and are qualified in their entirety by the Consent and the Amendment, copies of which are filed as Exhibits to this Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Information reported under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 2.03.

Item 8.01	Other Events.

On the Effective Date, the Company and LyondellBasell Investment LLC, a wholly owned subsidiary of the Company (“LyondellBasell Investment”), in connection with the increase of the Credit Agreement facility size, increased the size of their commercial paper program to permit the issuance of commercial paper notes in an aggregate amount not to exceed $2.5 billion at any time outstanding. Prior to this increase, the commercial paper program permitted the Company and LyondellBasell Investment to issue commercial paper notes in an aggregate principal amount not to exceed $2.0 billion at any time outstanding.

The commercial paper notes have not been and will not be registered under the Securities Act of 1933 or state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Consent Agreement, dated June 3, 2016, among LyondellBasell Industries N.V. and LYB Americas Finance Company, as Borrowers, Bank of America, N.A., as Administrative Agent and the lender parties thereto

10.2	Amendment No. 1 to the Amended and Restated Credit Agreement, dated June 3, 2016, among LyondellBasell Industries N.V. and LYB Americas Finance Company, as Borrowers, the Lenders, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Citibank, N.A. and Deutsche Bank Securities Inc., as Syndication Agents and the other parties thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date: June 6, 2016	By:	/s/ Jeffrey A. Kaplan
Jeffrey A. Kaplan
Executive Vice President

Exhibit Index

Exhibit	Description

10.1	Consent Agreement, dated June 3, 2016, among LyondellBasell Industries N.V. and LYB Americas Finance Company, as Borrowers, Bank of America, N.A., as Administrative Agent and the lender parties thereto

10.2	Amendment No. 1 to the Amended and Restated Credit Agreement, dated June 3, 2016, among LyondellBasell Industries N.V. and LYB Americas Finance Company, as Borrowers, the Lenders, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Citibank, N.A. and Deutsche Bank Securities Inc., as Syndication Agents and the other parties thereto